UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 8.01.              Other Events

Universal American Financial Corp. (the “Company” or “Universal American”) issued a press release on July 31, 2007 announcing that it received a copy of a purported class action complaint filed in the Supreme Court of the State of New York.  A description of the complaint discussed in the press release is set forth below.  A copy of the press release is furnished as Exhibit 99.1 and a copy of the complaint is furnished as Exhibit 99.2 to this report, and both are incorporated by reference into this Item 8.01.

On July 25, 2007, a purported class action entitled “Elizabeth A. Conolly, Thomas McCormack, Shelly Z. Zhang, Green Meadows Partners, James Stellato and Rocco Sorrentino vs. Universal American Financial Corporation, Richard A. Barasch, Lee Equity Partners LLC, Perry Capital LLC, Union Square Partners Management LLC, Welsh, Carson, Anderson & Stowe, Barry Averill, Bradley E. Cooper, Mark M. Harmeling, Bertram Harnett, Linda H. Lamel, Eric W. Leathers, Patrick J. McLaughlin, Robert A. Spass, and Robert F. Wright” was filed in the Supreme Court of the State of New York, County of Westchester (Case No. 13422-07).  The complaint alleges that (i) the defendants who are directors of the Company allegedly breached fiduciary duties they owed to the Company’s shareholders in connection with the Company entering into its previously announced merger agreement to acquire MemberHealth, Inc. and concurrent agreements with certain equity investors for such equity investors to acquire securities in the Company (collectively, the “Transactions”), and the defendants who are equity investors purportedly aided and abetted that breach; and (ii) the defendants who are directors of the Company allegedly breached their duty of candor to the Company’s shareholders by failing to disclose material information concerning the Transactions.  The plaintiffs seek, among other things, an injunction against the consummation of the Transactions and damages in an amount to be determined.  The Company has reviewed the complaint and believes the lawsuit is without merit, and intends to defend against the claims vigorously.

Important Additional Information Regarding the Transactions has been Filed with the SEC:

On July 19, 2007, Universal American filed a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with, among other things, the events and transactions described above.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTIONS, AND THE PARTIES TO THE TRANSACTIONS.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Universal American’s security holders and other interested parties may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Legal Department, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York, 10573, telephone (914) 934-5200, or from Universal American’s website, www.uafc.com.

Universal American and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Universal American’s shareholders with respect to the Transactions.  Information about Universal American’s directors and executive officers and their ownership of Universal American’s common stock is set forth in the proxy statement/prospectus.  Shareholders and investors may obtain additional information regarding the interests of Universal American and its directors and executive officers in the Transactions, which may be different than those of Universal American’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the Transactions, which are filed with the SEC.

Item 9.01.              Financial Statements and Exhibits

(d)           The following exhibits are included with this Report:

Exhibit No.	Exhibit Title

99.1	Press Release dated July 31, 2007

99.2	Complaint, filed July 25, 2007 in the Supreme Court of the State of New York, County of Westchester

The information contained herein (including the exhibits) and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

	By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and
Chief Financial Officer

Date: July 31, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press Release dated July 31, 2007

99.2	Complaint, filed July 25, 2007 in the Supreme Court of the State of New York, County of Westchester